Exhibit 12.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Frans Spaargaren, Chief Financial Officer of Gemplus International S.A., certify that:

1.   I have reviewed this amendment to the Annual Report on Form 20-F of Gemplus International S.A.; and

2.   Based on my knowledge, this amendment to the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report.

Date: April 18, 2005

/s/ Frans Spaargaren
Frans Spaargaren
Chief Financial Officer